 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  April 4, 2008

PROGINET CORPORATION
_____________________________________
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On April 4, 2008, the Company appointed Sandy Weil as Executive Vice President Sales and Marketing, effective as of April 7, 2008.

Prior to his employment with the Company, Mr. Weil, 46, was a partner and senior executive at Accenture, a leading global management consulting and technology firm. He was made partner in Accenture in 2003 and held a number of senior management roles during his 14 year tenure with the company. Prior to joining Accenture in 1993, Mr. Weil spent more than a decade working at various enterprise software and hardware companies. Additional information with respect to Mr. Weil is included in a press release dated April 9, 2008, a copy of which is attached to this Report as Exhibit 99.1.

The terms of Mr. Weil’s at-will employment are set forth in an offer letter from the Company to Mr. Weil signed April 4, 2008 (the "Offer Letter").  The following is a summary of Mr. Weil's compensation, as provided in the Offer Letter.

•	Initial base salary of $300,000 per year.

•	Monthly bonus of $5,000 through July 31, 2008.

•
Beginning on August 1, 2008, eligibility for a quarterly performance bonus with an annual target amount of $100,000, based 80% on achievement of revenue plan targets and 20% on achievement of specific objectives.

•	Effective August 1, 2008, a recoverable draw of $5,000 per month as an advance to be offset against bonuses earned.

•
An initial stock option grant, subject to Board approval, to purchase 500,000 shares, at the closing price on the OTC BB on April 8, 2008, in accordance with the following vesting schedules vesting according to the following schedules.

Schedule A:

Vesting Date	Number of Options
Date of Initial Grant	100,000
One Yr from Date of Initial Grant	100,000
Two Yrs From Date of Initial Grant	100,000
Total Stock Options	300,000

Schedule B:

Vesting Date	Number of Options
7/31/2009, if performance criteria have been met	50,000
7/31/2010, if performance criteria have been met	50,000
7/31/2011, if performance criteria have been met	50,000
7/31/2012, if performance criteria have been met	50,000
Total Stock Options	200,000

•
On October 31, 2008, an additional grant of stock options to purchase 100,000 shares of Proginet Corporation common stock at a grant price based on the closing price on the OTC BB as of October 31, 2008.  Such options will vest two years from the grant date based upon meeting performance criteria established by the Board of Directors for an aggregate two year program.

•	Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

Additionally, Mr. Weil’s Offer Letter contains provisions confirming Mr. Weil's obligation to sign a separate agreement to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment.  The Offer Letter also addresses the procedure and severance benefits for various termination scenarios, including the immediate vesting of all outstanding unvested options upon a Change of Ownership Control.

The Offer Letter is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer letter from the Company to Sandy Weil signed on April 4, 2008

99.1	Press release issued by the Company on April 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date: April 10, 2008	By:	/s/ Kevin M. Kelly
Name: Kevin M. Kelly
Title: President/Chief Executive Officer